FOR IMMEDIATE RELEASE Nasdaq: NSIT

INSIGHT ENTERPRISES, INC. TO RELEASE PRELIMINARY FOURTH QUARTER 2006 FINANCIAL RESULTS ON
JANUARY 30, 2007

TEMPE, Ariz. – January 12, 2007 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today announced that it will release preliminary financial results for the quarter ended December 31, 2006 following the close of the market on Tuesday, January 30, 2007. The Company will host a corresponding conference call and live webcast at 5:00 p.m. EST to discuss the preliminary results of operations. The live webcast (in listen-only mode) and subsequent replays of the conference call will be available online on the investor relations section of our website, insight.com, at http://www.insight.com/site/static/investor_relations.cfm.

These results are preliminary because the Company’s Board of Directors has appointed an Options Subcommittee, composed of independent directors, to conduct a review of the Company’s stock option practices, and the Options Subcommittee has retained independent outside legal counsel. Certain present and former directors and executive officers of the Company have been named as defendants in a derivative lawsuit, related to stock option practices from 1997 to 2002, filed in Superior Court, County of Maricopa, Arizona on September 21, 2006. The Company has been named as a nominal defendant in that action. In addition, on October 27, 2006, the Company received an informal inquiry from the Securities and Exchange Commission (the “SEC”) requesting certain documents and information relating to the Company’s stock option grant practices from January 1, 1996 to the present. As previously disclosed, the Company received a delisting notice from the Nasdaq Staff for not having timely filed its Form 10-Q for the third quarter ended September 30, 2006, and on December 20, 2006, the Company appealed the delisting notification from the Nasdaq Staff before a Nasdaq Listing Qualifications Panel. At this time, the Options Subcommittee has commenced its review but has not reached any conclusions about the Company’s stock option practices, and the Company is cooperating with the SEC in its inquiry. As a result, the Company was not in a position to file its Form 10-Q for the third quarter ended September 30, 2006 by the filing deadline and will not be in a position to file its Form 10-K for the year ended December 31, 2006 by the filing deadline. The Company will file its Forms 10-Q and 10-K as soon as practicable after completion of this review.

As the review is not complete and no conclusions have been reached, the accounting effect of this matter, if any, cannot be quantified. There can be no assurance that the results of the review will not require possible restatement of the Company’s financial statements should any potential errors be identified and quantified. All results reported on January 30, 2007 will be presented without taking into account any adjustments that may be required in connection with the ongoing stock option review and related SEC inquiry and should be considered preliminary until the Company files its Form 10-Q for the third quarter ended September 30, 2006 and its Form 10-K for the year ended December 31, 2006.

Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the timing of the release of the Company’s preliminary financial results and the related conference call and the Company’s intent to file its Forms 10-Q and 10-K as soon as practicable. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the review by the Options Subcommittee; the effect, if any, of such results or findings on the financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any related effects on credit agreement covenants; risks associated with the Company’s inability to meet NASDAQ requirements for continued listing; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

About Insight Enterprises, Inc.

Insight Enterprises, Inc. (“Insight” or the “Company”) is a leading provider of brand-name information technology (“IT”) hardware, software and IT services to large enterprises, small- to medium- size businesses and public sector institutions in North America, Europe, the Middle East, Africa and Asia-Pacific. The Company has approximately 4,500 teammates worldwide and generated sales of $3.2 billion for its most recent fiscal year, which ended December 31, 2005.  Insight is ranked number 570 on Fortune Magazine’s 2006 ‘Fortune 1000’ list.  For more information, please call (480) 902-1001 in the United States or visit www.insight.com.

Contacts:	Karen McGinnis chief accounting officer Tel. (480) 333-3074 Email kmcginni@insight.com	Nancy Stephens investor relations Tel. (480) 333-3108 Email nstephen@insight.com

- ### -